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                                                                    EXHIBIT 10.8


                                               BRUCE L. ROSA
                                             -----------------------------------
                                             Name of Key Employee

                                               May 3, 1990
                                             -----------------------------------
                                             Date of Agreement


                          LANCASTER COLONY CORPORATION

                        Key Employee Severance Agreement
                        --------------------------------

      This agreement is entered as of the date set forth above into between Lancaster Colony Corporation ("LCC") and the undersigned key employee of LCC named above (the "Key Employee").

      1. Severance Benefits. In the event the employment of the Key Employee is terminated within one year following a Change of Control (i) by LCC other than for Cause, or (ii) by the Key Employee for Good Reason, the Key Employee shall be entitled to and shall be paid the following severance benefits, which severance benefits shall be payable in cash by LCC to the Key Employee within thirty (30) days after such termination of employment:

      (a) The amount of any unpaid base salary of the Key Employee accruing through the date of termination of employment, determined at the base salary rate in effect for the Key Employee at such date.

      (b) An amount equal to the lesser of (i) the sum of (y) the Key Employee's highest annual salary paid within the three full fiscal years prior to the date of termination of employment, plus (z) the Key Employee's highest total annual bonus paid within the three full fiscal years prior to the date of termination of employment, and (ii) an amount equal to twice the Key Employee's annual compensation (salary plus bonus) paid for the full fiscal year immediately preceding the date of termination of employment.

      In addition to the foregoing cash payments, the Key Employee shall be entitled to continued coverage under such of LCC's health, disability and life insurance plans in which the Key Employee participated on the date of termination of employment, on the same basis as in effect on such date (including required employee contributions, if any), for a period of one year following the date of termination of employment.

      2. Definitions. As used herein, the following terms shall have the meanings set forth below.

      "Cause" means the willful engaging by the Key Employee in malfeasance or felonious conduct which in any material respect impairs the reputation, good will or business position of LCC or involves misappropriation of LCC's funds or other assets.

      "Change of Control" means a change in control of LCC of a nature that would be required to be reported in response to Item 1(a) of LCC's Current Report on Form 8-K pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"); provided that, without limitation, such a Change of Control shall be deemed to have occurred at such time as (i) any "person" within the meaning of Section 14(d) of the Exchange Act, other than LCC; a subsidiary of LCC; John
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B. Gerlach, John B. Gerlach, Jr. or any of their "affiliates" or "associates"
(as such terms are defined in Rule 12b-2 under the Exchange Act); or any employee benefit plan sponsored by LCC becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 30% or more of the Common Stock of LCC or (ii) individuals who constitute the Board of Directors of LCC as of the date hereof (the "Incumbent Board") or who are successor members to such Incumbent Board members and whose appointment or nomination for election was approved by action of at least three-fourths of (y) of such Incumbent Board ("Approved Successors") or (z) by a board whose members can trace their status as such to appointment or nomination for election which was approved by at least three-fourths of Incumbent Board members or Approved Successors cease for any reason to constitute at least a majority thereof; but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board.

      "Good Reason" means (i) a reduction in base salary or fringe benefits (except for a reduction in fringe benefits which is required by law to maintain any tax benefits relating thereto or is applied universally to such fringe benefits of all employees of LCC) paid and provided by LCC to the Key Employee,
(ii) a materially adverse change in the terms of the bonus program applicable to the Key Employee, (iii) a reduction in the authority of the Key Employee, (iv) a material change in the duties and responsibilities of the Key Employee, (v) the failure by LCC to provide and credit the Key Employee with the number of paid vacation days to which he is then entitled in accordance with LCC's normal vacation policy as in effect immediately prior to the Change of Control or (vi) LCC's requiring the Key Employee to be based more than 30 miles from where his office or the place of employment is located immediately prior to the Change of Control.

      3. Disputes. If a dispute arises regarding a termination of the Key Employee's employment with LCC or the interpretation or enforcement of this agreement and the Key Employee obtains a final judgment in his favor from a court of competent jurisdiction or his claim is settled by LCC prior to the rendering of a judgment by such a court, all reasonable legal fees and expenses incurred by the Key Employee in contesting or disputing any such termination or seeking to obtain or enforce any right or benefit provided for in this agreement, or in otherwise pursuing his claim, shall be paid by LCC to the fullest extent permitted by law.

      4. No Mitigation or Reduction of Benefits. The Key Employee is not required to mitigate the amount of any benefits to be paid by LCC pursuant to this agreement by seeking other employment or otherwise, nor shall the amount of any benefits provided for in this agreement be reduced by any compensation earned by the Key Employee as the result of employment by another employer after the termination of the Key Employee's employment with LCC.

      5. No Employment Rights or Obligations Established. This agreement does not establish any rights on the part of the Key Employee to continued employment by LCC, nor does it establish any obligations on the part of the Key Employee to continue his employment with LCC, it being understood and agreed that this agreement relates solely to certain benefits to be provided to the Key Employee in the event of his termination of employment under certain circumstances as provided herein.

      6. Amendments. This agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto.

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      7. Other Agreements. This agreement does not supersede or affect in any way, nor is it affected in any way by, any other existing agreement between LCC and the Key Employee. Further, no future agreement between LCC and the Key Employee shall supersede or affect this agreement, nor shall this agreement affect such future agreement, unless such future agreement specifically so provides and is executed by both LCC and the Key Employee.

      8. Successors and Assigns. This agreement is personal to the Key Employee and may not be assigned by him otherwise than by will or the laws of descent and distribution. This agreement shall be binding upon, inure to the benefit of and be enforceable by and against the Company and its successors and assigns.

      9. Governing Law. This agreement is made and is expected to be performed in Ohio, and the various terms, provisions, covenants and agreements, and the performance thereof, shall be construed, interpreted and enforced under and with reference to the laws of the State of Ohio.

      IN WITNESS WHEREOF, this agreement is executed by the parties effective the date first set forth above.


LCC:                                     Key Employee:
----                                     -------------

LANCASTER COLONY CORPORATION

By:  /S/ John B. Gerlach, Jr.            /S/ Bruce L. Rosa
   -------------------------------       -------------------------------
         (Signature)                         (Signature)

John B. Gerlach, Jr., Secretary          BRUCE L. ROSA
----------------------------------       -------------------------------
         (Name and Title)                    (Name)

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